Calculation of Filing Fee Tables
S-8
ASGN Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share to be issued under the Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended	Other	200,000	$ 67.925	$ 13,585,000.00	0.0001531	$ 2,079.86
Total Offering Amounts:						$ 13,585,000.00		$ 2,079.86
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,079.86
Offering Note
[1]	In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant's Second Amended and Restated 2012 Employment Inducement Incentive Award Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. The Second Amendment to the Plan authorizes the issuance of a maximum of 1,685,861 shares of common stock, of which 200,000 shares are being registered hereunder and 1,485,861 shares have been registered previously. In the event of a stock split, stock dividend or other transaction involving the Registrant's common stock, the number of shares registered hereby shall automatically be increased to cover additional shares in accordance with Rule 416(a) under the Securities Act. Maximum Aggregate Offering Price estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on February 24, 2025. The Registrant does not have any fee offsets.